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                                                                    EXHIBIT 10.2

                                 "ADDENDUM #19"

THIS AGREEMENT, made as of March 31, 2004, by and between WEST RENTALS, INC., party of the first part as "LESSOR", said party being of the City of Wheeling, Ohio County, West Virginia, and VALLEY NATIONAL GASES, INC., party of the second part, as "LESSEE".

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

      1) This Agreement is an addendum to and as well amends and modifies the Master Lease as well as any and all other addenda leases or contracts relative to the Pittsburgh (Spruce Way) Pennsylvania property subject hereof by and between LESSOR and LESSEE and all prior Addenda and amendments thereto (collectively "Lease").

      2) For and in consideration of the payment of Two Hundred Twelve Thousand Fifty-eight Dollars ($212,058.00) by LESSOR to LESSEE, as of March 31, 2004, the Lease will be terminated as to the Pittsburgh (Spruce Way) Pennsylvania property, LESSOR will have total possession thereof, and LESSEE will have no further rights or obligations with respect thereto, including especially but not limited to any further obligation for the payment of rent.

      3) This Addendum #19 memorializes the agreement of the parties as set forth in the correspondence of William A. Indelicato, Chief Executive Officer of LESSEE to Glatz and Obecny, PLLC dated March 25, 2004, addressing buyout of the Lease for the Pittsburgh (Spruce
            Way) Pennsylvania property.

      4) Except as amended and modified by this Addendum #19, the Lease will continue in full force and effect, fully binding on the parties hereto, their successors and assigns.

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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered by their authorized officers and agents with full authority therefore as of the day and year first above written.

WITNESSETH:

                                       WEST RENTALS, INC. LESSOR

/s/ Phyllis J. West                    By:  Gary E. West
----------------------------------     Its: President

                                       VALLEY NATIONAL GASES, INC. LESSEE

/s/ Robert D. Scherich                 By:  W A Indelicato
----------------------------------     Its: CEO

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